DSL.NET, INC.

                                  EXHIBIT 11.01
                                  -------------

        STATEMENTS OF COMPUTATION OF BASIC AND DILUTED NET LOSS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                               THREE MONTHS ENDED
                                                                    JUNE 30,
                                                      -----------------------------------
                                                          2002                   2003
                                                      ------------           ------------
Loss applicable to common stockholders                $    (12,734)          $    (12,761)
                                                      ============           ============

Basic and diluted:

Weighted average shares of common stock
    outstanding                                         64,868,362             65,030,504


                                                      ------------           ------------
Weighted average shares used in
    computing basic and diluted net loss per
    share                                               64,868,362             65,030,504

Basic and diluted net loss per share                  $      (0.20)          $      (0.20)
                                                      ============           ============

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                      -----------------------------------
                                                          2002                   2003
                                                      ------------           ------------

Loss applicable to common stockholders                $    (24,378)          $    (26,064
                                                      ============           ============

Basic and diluted:

Weighted average shares of common stock
    outstanding                                         64,806,104             64,981,319


                                                      ------------           ------------
Weighted average shares used in
    computing basic and diluted net loss per
    share                                               64,806,104             64,981,319

Basic and diluted net loss per share                  $      (0.38)          $      (0.40)
                                                      ============           ============

THIS EXHIBIT CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2003 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH REPORT.